UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2009

DUKE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-9044	35-1740409
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Duke Realty Corporation (the “Company”) Definitive Proxy Statement on Schedule 14A (File No. 001-09044) as filed with the Securities and Exchange Commission on March 18, 2009 (the “2009 Proxy Statement”), the Company has taken steps to appropriately adjust operating costs for 2009 in light of prevailing economic conditions. These steps include actions related to management compensation, such as freezing the base salaries of its named executive officers and senior management team. In furtherance of these cost reduction initiatives, Mr. Dennis D. Oklak, the Company’s Chairman and Chief Executive Officer, has voluntarily reduced his compensation package. Mr. Oklak believes that this adjustment is appropriate in light of the continuing difficult economic environment and the Company’s ongoing efforts to reduce operating costs in light of reduced operating revenues.

As described in the 2009 Proxy Statement, the Executive Compensation Committee allocates each named executive officer’s targeted total direct compensation among base salary, annual incentive bonus opportunity and long-term incentive opportunity. Effective August 3, 2009, each of the above three elements of Mr. Oklak’s total direct compensation will be adjusted, to reflect: (i) a reduction in his annual base salary by $220,000 (from $720,000 to $500,000); (ii) a reduction in his annual incentive bonus target from 130% to 125% of his annual base salary; and (iii) a reduction in his overall annual long-term incentive grant value from 250% to 175% of his annual base salary. The compensation package as described above will remain in place until amended by the Executive Compensation Committee in its sole discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ Howard L. Feinsand
Howard L. Feinsand Executive Vice President, General Counsel and Corporate Secretary

Dated: September 24, 2009